EXHIBIT 3.2

1111111111111111111111111111111111111111 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 6114 - 6708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) Filed in lbe office of Documen1 umber K . ?180377 50 - 41 Barbara K. Cega ske Filmg Date and Time ecretary of State 08/24/2018 7:45 AM tate of e ada Enti1.y umber E0653312012 - 4 use BLACK INK ONLy • DO NOT HIOHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) J _ . Name of corporation: . .. .. ... . . ... · - · - · - - - -- · --- - ALTAJR INTERNATIONAL CORP. _ 2. The articles have been amended as follows: (provide article numbers, if available) _ r Art i cle 3.Autborized Stock. The number of shares is 2,000,000,000, par value per share $0.001 I I · -- ...... ··· - ...... - .. ·· - -- ·· - - · - .. - · --- · - · --- · _ ., .,_,_ -- - .... . . . _.. ._. .. _ - - - .. · - - · - ·· - -- - - - - - - · ·· 3 . The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment i _ s : _ [ 45 9 72 , 638 j Date: 1 • .. • • - ••• • • ..... j Time: , --- · --- - .. · - - --- · - · ·· ] · - · - - ·• ' - · · · - · - ·· - - · - · - - (must not be later than 90 days after the certificate is filed) 4. Effective date and time of filing: (optional) 5. Signature: (required} !MW of 'Ianfy proposed amendment would alter or change any preference or any relative or other rt)ht given to any class or series of outstanding shares . then the amendment must be approved by the vote, In addition to the affirmative vote otherwise required , of lhe holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voling power thereof . This form must be accompanied by appropriate fees. IMPORTANT: Failure to indude any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada SeaetaJy of Slate Amend Proflt - Atter Revised: 1•5 - 15